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Exhibit 10.71





                         AMENDMENT TO RIGHTS AGREEMENT



     This AMENDMENT (the "Amendment") is being entered into as of January 20, 1999 between Wang Laboratories, Inc., a Delaware corporation (the "Company"), and American Stock Transfer and Trust Company, as rights agent (the "Rights Agent").

     The Company and the Rights Agent are parties to a Rights Agreement dated as of April 22, 1998 (the "Rights Agreement"). Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may, prior to the Distribution Date (as defined therein), amend any provision of the Rights Agreement without the approval of any holders of certificates representing the common stock of the Company. The Company now desires to amend the Rights Agreement as set forth in this Amendment.

     NOW THEREFORE, in consideration of the premises and the mutual agreement herein set forth, the parties hereby agree as follows:

     1. DELETION OF SECTION 23(c). Section 23(c) of the Rights Agreement is hereby deleted in its entirety.

     2. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     3. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within the State of Delaware without giving effect to the principles of conflict of laws thereof. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment
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shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     EXECUTED under the seal as of the date first set forth above.


Attest:                              WANG LABORATORIES, INC.




/s/ Alan R. Cormier                  By: /s/ Franklyn A. Caine
-------------------------                --------------------------
                                     Name: Franklyn A. Caine
                                     Title: Chief Financial Officer





Attest:                              AMERICAN STOCK TRANSFER AND
                                     TRUST COMPANY




/s/ Joe Wolf                         By: /s/ Herbert J. Lemmer
-------------------------                --------------------------
                                     Name: Herbert J. Lemmer
                                     Title: Vice President